Calculation of Filing Fee Tables
S-3
Medicus Pharma Ltd.
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid		Equity	Common share, no par value	457(o)			$ 0.00	0.0001381	$ 0.00
Fees to be Paid		Equity	Preferred shares, no par value	457(o)			$ 0.00	0.0001381	$ 0.00
Fees to be Paid		Other	Warrants	457(o)			$ 0.00	0.0001381	$ 0.00
Fees to be Paid		Other	Units	457(o)			$ 0.00	0.0001381	$ 0.00
Fees to be Paid		Other	Subscription rights	457(o)			$ 0.00	0.0001381	$ 0.00
Fees to be Paid		Other	Unallocated (Universal) Shelf	457(o)			$ 100,000,000.00
Fees to be Paid	1	Unallocated (Universal) Shelf		457(o)			$ 100,000,000.00	0.0001381	$ 13,810.00
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$ 100,000,000.00		$ 13,810.00
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 0.00
			Net Fee Due:						$ 13,810.00
Offering Note
[1]	There are being registered pursuant to the registration statement such indeterminate number of (a) common shares, no par value ("common shares"), (b) preferred shares, no par value ("preferred shares"), (c) warrants to purchase common shares or preferred shares of the registrant, (d) subscription rights to purchase common shares, preferred shares, warrants or units consisting of some or all of these securities of the registrant, and (e) units consisting of some or all of these securities, as may be offered from time to time pursuant to the prospectus contained in the registration statement with an aggregate initial offering price not to exceed $100,000,000, or the equivalent thereof in foreign currencies. There are also being registered under the registration statement an indeterminate amount or number of shares of the securities as may be issuable upon conversion or exchange of warrants or pursuant to antidilution provisions thereof or offered or issued from share splits, share dividends, recapitalizations or similar transactions. The proposed maximum per unit and aggregate offering prices per class of securities will be determined from time to time by the registrant in connection with the issuance by the registrant of the securities registered under the registration statement and is not specified as to each class of security pursuant to Instruction 2.A.iii.b of the Instructions to the Calculation of Filing Fee Tables and Related Disclosure of Form S-3. The registration fee has been calculated in accordance with Rule 457(o) under the Securities Act. Any securities registered under the registration statement may be sold separately or as units with other securities registered under the registration statement.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fee Offset Sources	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Rule 457(p)
Fee Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fee Offset Sources	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Table 3: Combined Prospectuses	☑Not Applicable
	Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date
N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A